ACQUISITION AGREEMENT

This Acquisition Agreement (the “Agreement”), entered into as of the 31st day of December, 2007, is made by and among Navios South American Logistics Inc., a Marshall Islands corporation (the “Company”), Claudio Pablo Lopez (“CPL”), Carlos Augusto Lopez (“CAL”), Horacio Enrique Lopez (“HEL”) and Horacio Alfredo Lopez (“HAL,” and together with CPL, CAL and HEL, collectively, the “Individual Sellers,” and individually, an “Individual Seller”), Navios Corporation, a Marshall Islands corporation (“Navios”) and Jandick S.A., a Uruguayan corporation (“Corporate Seller” and together with the Individual Sellers, the “Sellers”). The Company, the Sellers and Navios are collectively referred to as the “Parties” and individually as a “Party.”

WHEREAS, Sellers intend to cause the companies set forth on Schedule 1 (the “Current Structure Chart”), to be restructured such that Nauticler S.A. a Uruguayan corporation (“Nauticler), owns directly or indirectly the companies set forth in Schedule 2 (the “Post -Reorganization Chart) (the “Horamar Reorganization”);

WHEREAS, the Horamar Reorganization will occur prior to, simultaneously with or at the Closing (as defined below);

WHEREAS, at the time of the Horamar Reorganization, the Individual Sellers will own 7% and the Corporate Seller 93% of all of the equity and other ownership interests of Nauticler

WHEREAS, Navios is the owner of all of the issued and outstanding equity and other ownership interests of Corporación Navios Sociedad Anonima (“CNSA”);

WHEREAS, as part of an integrated plan to form the Company (the “Transaction”): (a) the Sellers will transfer all of their ownership interests in Nauticler (the “Nauticler Shares”) to the Company in exchange for (i) an aggregate of $ 112,200,000 in cash and (ii) 7,235 shares of the Company, which shall be issued only to the Corporate Seller (the “Sellers’ Company Shares”), and (b) Navios will (i) contribute the cash referred to above to the Company and (ii) transfer all of ownership interests in CNSA (the “CNSA Shares”) to the Company in exchange for 12,765 shares of the Company (the “Navios Company Shares”);

WHEREAS, immediately following these related transactions, the Corporate Seller and Navios will together own all of the issued and outstanding shares of the Company;

WHEREAS, the obligations of the Individual Sellers hereunder are joint and several among themselves but as between the Individual Sellers and the Corporate Seller the obligations are several on a 7%/93% basis, and not joint;

WHEREAS, for the convenience of effecting the Transaction, Navios has required that the Individual Sellers and the Corporate Seller execute a single acquisition agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE TRANSACTION

1.1. The Sellers’ Contribution. (a) At the Closing (as hereafter defined), the Sellers shall each contribute the Nauticler Shares to the Company and the Company shall (i) pay to the Sellers an aggregate of $112,200,000 in cash (as may be adjusted pursuant to Section 1.2 hereof), to be allocated among the Individual Sellers as set forth on Schedule 1.1A and to Corporate Seller as set forth on Schedule 1.1 B and (ii) issue the Sellers’ Company Shares to the Corporate Seller, on the terms and subject to the conditions contained in this Agreement. At the Closing, each Seller shall deliver stock certificates representing the Nauticler Shares owned by such Seller, duly endorsed to the Company or accompanied by instruments of assignment duly executed in blank by such Seller. At the Closing, the Company shall deliver to the Corporate Seller (or the Escrow Agent (as defined in Section 1.2) as applicable) share certificates representing the Sellers’ Company Shares duly registered in the name of Corporate Seller.

(b) The Navios Contribution. At the Closing, Navios shall contribute $112,000,000 in cash and the CNSA Shares to the Company and the Company shall issue the Navios Company Shares to Navios, on the terms and subject to the conditions contained in this Agreement. At the Closing, Navios shall deliver stock certificates representing the CNSA Shares, duly endorsed to the Company or accompanied by stock powers duly executed in blank by Navios. At the Closing, the Company shall deliver to Navios share certificates representing the Navios Company Shares duly registered in the name of Navios.

1.2. Escrow; EBITDA Adjustments. (a) At the Closing, a portion of the consideration otherwise payable to the Sellers in exchange for the Nauticler Shares in the aggregate amount of $20,000,000 (of which (i) $15,000,000 will be represented by 1,007 of the Sellers’ Company Shares and (ii) $5,000,000 will be in cash)) (the “Escrow Amount”) shall be delivered by the Company to American Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent”) under an escrow agreement to be entered into on the Closing Date by Sellers’ Representative (as defined below), Navios, the Company and the Escrow Agent substantially in the form of Exhibit A hereto (the “Escrow Agreement”).

(b) The Escrow Amount will be held by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement and released in accordance with the terms and provisions of Schedule 1.2(b) attached hereto.

(c) Navios hereby represents and warrants to Sellers that CNSA EBITDA of CNSA’s Nueva Palmira port for the 2007 fiscal year exceeds $5 million.

1.3. Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VII, and subject to the satisfaction or waiver, as the case may be, of the conditions set forth in Article VI, the closing of the Transaction and other transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m. (eastern standard time) on a date to be mutually agreed upon by the Parties (the “Closing Date”), which date shall be no later than the second Business Day (as defined below) after all the conditions set forth in Article VI (excluding conditions that, by their nature, cannot be satisfied until the Closing) shall have been satisfied or waived in accordance with Section 7.5, unless another time and/or date is agreed to in writing by the Parties. The Closing shall take place at the offices of Mintz Levin Cohn Ferris Glovsky & Popeo, PC, 666 Third Avenue, New York, New York, or at such other location as is agreed to in writing by the Parties. For purposes of this Agreement, “Business Day” shall mean any day on which banks are permitted to be open in New York, New York. The Closing of the transactions contemplated hereby shall be given effect from and after January 1, 2008 notwithstanding that the Closing Date referred to above and the transfer of funds and other closing deliveries may occur shortly thereafter.

1.4. Sellers’ Representative. By virtue of the execution and delivery of this Agreement by the Sellers, each Seller hereby appoints Claudio Lopez (the “Sellers’ Representative”), as his, her or its true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, and to: (i) give and receive notices and communications to or from Navios (on behalf of itself of any other Seller) and/or the Escrow Agent relating to this Agreement, the Escrow Agreement or any of the transactions and other matters contemplated hereby or thereby (except to the extent that this Agreement or the Escrow Agreement expressly contemplates that any such notice or communication shall be given or received by such Seller individually); (ii) authorize reductions of the Escrow Amount in accordance with Schedule 1.2(b); (iii) consent or agree to, negotiate, enter into settlements and compromises of, and agree to arbitration and comply with orders of courts and awards of arbitrators with respect to, this Agreement or the Escrow Agreement; (iv) assert, negotiate, enter into settlements and compromises of, and agree to arbitration and comply with orders of courts and awards of arbitrators with respect to, this Agreement or the Escrow Agreement, against any such Seller or by any such Seller against any indemnified party or any dispute between any indemnified party and any such Seller, in each case relating to this Agreement, the Escrow Agreement or the transactions contemplated hereby or thereby; (v) amend this Agreement, the Escrow Agreement or any other agreement referred to herein or contemplated hereby; and (vi) take all actions necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing, in each case without having to seek or obtain the consent of any Person under any circumstance.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the disclosure schedule provided by the Sellers to the Company and Navios on the date hereof (the “Sellers Disclosure Schedule”), the Individual Sellers, jointly and severally, represent and warrant to the Company and Navios that the statements contained in this Article II are true, complete and correct and the Corporate Seller severally represents that the statements contained in this Article are true, complete and correct. The Sellers Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall be deemed to qualify only the corresponding paragraph of this Article II, unless a reasonable Person would determine that the disclosure contained in such paragraph contains enough information to qualify or otherwise apply to other paragraphs of this Article II. As used in this Agreement, an “Horamar Material Adverse Effect” means any change, event or effect that is materially adverse to the business, assets (including, without limitation, intangible assets), financial condition, results of operations or reasonably foreseeable prospects of Nauticler and the Horamar Entities (defined herein), taken as a whole, excluding any changes, events or effects that are attributable to: (i) general regional or world-wide economic conditions; (ii) conditions affecting the industry in which Nauticler and the Horamar Entities compete; or (iii) conditions resulting from the announcement of this Agreement and the pendency of the Transaction and other transactions contemplated hereby. In the event of any litigation regarding clause (iii) of the foregoing provision, Sellers shall be required to sustain the burden of demonstrating that any such change, event or effect is directly attributable to the Transaction and other transactions contemplated by this Agreement.

2.1. Organization and Qualification. Nauticler is a corporation duly incorporated, validly existing and in good standing under the laws of Uruguay. Nauticler is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not have an Horamar Material Adverse Effect. Nauticler has made available to Navios and the Company true, complete and correct copies of its Certificate of Incorporation and Bylaws, each as amended to date. Nauticler is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

2.2. Horamar Entities. All of the entities that are to become subsidiaries of Nauticler (individually a “Horamar Entity” and collectively the “Horamar Entities”) following completion of the Horamar Reorganization are as set forth on the Post-Reorganization Chart. The Post-Reorganization Chart sets forth a true, complete and correct list of each Horamar Entity and the anticipated organizational structure of Nauticler following completion of the Horamar Reorganization. On the date of signing this Agreement, Nauticler has no other Subsidiaries, no assets and no liabilities. Except as set forth in Schedule 2.2(b), the entities named on the Current Structure Chart that are not included in the Combined Financial Statements (defined in Section 2.5) have no assets other than interest in the entities included in the Combined Financial Statement and no liabilities as of the date of this Agreement. For purposes of this Agreement, the term “Subsidiary” or “Subsidiaries” means, with respect to any party, any corporation or other organization, of which (a) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership), or (b) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or by any one or more of its Subsidiaries.

(a) Each Horamar Entity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing, under the laws of each jurisdiction where the character of the properties and other assets owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Horamar Material Adverse Effect.

(b) All of the issued and outstanding shares of capital stock of, or other equity interests in, each Horamar Entity are: (i) duly authorized, validly issued, fully paid, non-assessable; (ii) following the Horamar Reorganization will be owned, directly or indirectly, by Nauticler (other than director’s qualifying shares in the case of foreign Horamar Entities) free and clear of all liens, claims, security interests, pledges and encumbrances of any kind or nature whatsoever (collectively, “Liens”); and (iii) free of any restriction, including, without limitation, any restriction (other than restrictions imposed by law) which prevents the payment of dividends, or which otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest, other than restrictions under the Securities Act of 1933, as amended (the “Securities Act”).

2.3. Capital Structure. (a) The authorized capital stock of Nauticler consists of Uruguayan Pesos $ 2,400,000.

(b) As of the date hereof: (i) 2,400,000 shares of Uruguayan Pesos $ 1.00 were issued and outstanding, all of which are owned by Sellers and are duly authorized, validly issued, outstanding, fully paid and nonassessable.; (ii) no shares of Nauticler Preferred Stock were issued or outstanding; and (iii) no shares of Nauticler Common Stock were held in the treasury of Nauticler. Except as described above, there are no shares of voting or non-voting capital stock, equity interests or other securities of Nauticler authorized, issued, reserved for issuance or otherwise outstanding.

(c) All outstanding shares of Nauticler Common Stock are, and all shares which may be issued pursuant to Nauticler Stock Plan, will be, when issued against payment therefore in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights.

(d) There are no bonds, debentures, notes or other indebtedness of Nauticler and/or the Horamar Entities having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Nauticler or the Horamar Entities may vote. Except as described in subsection (b) above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which Nauticler or any of the Horamar Entities is a party or bound obligating Nauticler or any of the Horamar Entities to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Nauticler or of the Horamar Entities or obligating Nauticler or any of the Horamar Entities to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither Nauticler nor any Horamar Entity is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person or entity.

(e) Neither Nauticler nor any Horamar Entity has granted or issued any options, warrants or any other securities to any of its employees.

(f) All of the issued and outstanding shares of Nauticler Common Stock were issued in compliance in all material respects with all applicable foreign, federal and state securities laws.

(g) There are no outstanding contractual obligations of Nauticler or any Horamar Entity to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of Nauticler or such Horamar Entity. There are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of Nauticler or any of the Horamar Entities or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of Nauticler or any of the Horamar Entities based upon revenues generated by them without augmentation as a result of the Transaction or other transactions contemplated hereby) or to cause Nauticler or any of the Horamar Entities to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of Nauticler or any of the Horamar Entities.

(h) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which Nauticler or any of the Horamar Entities or, to the knowledge of Sellers, any of the stockholders of Nauticler or the Horamar Entities, is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of Nauticler or any of the Horamar Entities.

2.4. Authority; No Conflict; Required Filings. (a) Each of the Sellers has all requisite power and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement has been duly and validly executed and delivered by each of the Sellers, and constitutes a valid and binding obligation of him, her or it, enforceable against him, her or it in accordance with its terms, subject only to: (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing (collectively, the “Equitable Exceptions”).

(b) The execution and delivery of this Agreement do not, and the performance by each Seller of its obligations hereunder and the consummation of the Transaction and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, or result in the creation of any Liens in or upon any of the properties or other assets of such Seller or Nauticler or any of the Horamar Entities, as applicable, under any provision of: (i) the organizational documents of Nauticler or any of the Horamar Entities; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) permit, license, franchise, statute, law, ordinance or regulation or (B) judgment, decree or order, in each case applicable to such Seller or Nauticler or any of the Horamar Entities, or by which any of their respective properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which such Seller or Nauticler or any of the Horamar Entities is a party or by which any of their respective properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that could not, individually or in the aggregate, reasonably be expected to result in a Horamar Material Adverse Effect or impair in any material respect the ability of the Parties to consummate the Transaction and the other transactions contemplated hereby on a timely basis.

(c) No consent, approval, order or authorization of, or registration, declaration or filing with, any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal or judicial body, whether federal, state, local or foreign (each, a “Governmental Authority”) or any other party is required by or with respect to any Seller or Nauticler or any of the Horamar Entities in connection with the execution and delivery of this Agreement or the consummation of the Transaction and other transactions contemplated hereby except for such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to result in a Horamar Material Adverse Effect.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other party is required by or with respect to any Seller or Nauticler or any of the Horamar Entities in connection with the consummation and “perfection” of the Horamar Reorganization except for such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to result in a Horamar Material Adverse Effect.

2.5. Financial Statements. Attached hereto as Schedule 2.5 are true and complete copies of (i) the combined audited balance sheets at December 31, 2006 and 2005, the combined statements of income for the three years ended December 31, 2006, the combined statements of changes in shareholders’ equity for the three years ended December 31, 2006, and the combined statements of cash flows as of December 31, 2006 and 2005 together with all related notes and schedules thereto, accompanied by the accountants reports thereon (collectively referred to herein as the “Combined Financial Statements”) and (ii) the combined unaudited balance sheets at September 30, 2007 and December 31, 2006, the combined unaudited statements of income for the nine month period ended September 30, 2007 and for the year ended December 31, 2006, the combined statements of changes in shareholders’ equity for the for the nine month period ended September 30, 2007 and for the year ended December 31, 2006, and the combined statements of cash flows as of September 30, 2007, together with all related notes and schedules thereto accompanied by the accountants reports thereon (collectively referred to herein as the “Interim Financial Statements”). The Combined Financial Statements and Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of the entities named therein, (ii) present fairly the financial condition and results of operations of such entities as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) applied on a basis consistent with the past practices of such entities and throughout the periods involved (iv) will include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of such entities and the results of the operations as of the dates thereof for the periods covered thereby. The books of account and other financial records of such entities: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with past practices throughout the periods involved, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

The Combined Financial Statements and Interim Financial Statements referred to in this Section do not reflect any payment for, and the Company has not paid and will not pay, and is not responsible for bearing, (i) any fees and expenses of Chadbourne & Parke LLP, (ii) any fees and expenses of Violy and Co., (iii) fees and expenses of Munõzde Toro Abogados in connection with this transaction or the reorganization contemplated thereby, (iv) more than $ 140,000 of expenses of auditors and others in connection with preparing Combined Financial Statements and Interim Financial Statements and (v) travel and other expenses in connection with the transactions contemplated hereby.

2.6. Absence of Undisclosed Liabilities. Nauticler and the Horamar Entities do not have any material liabilities or obligations, whether fixed, contingent, accrued or otherwise, liquidated or unliquidated and whether due or to become due, other than: (i) liabilities reflected or reserved against on the balance sheet contained in the Interim Financial Statements (the “Most Recent Balance Sheet”) as of September 30, 2007 (the “Most Recent Balance Sheet Date”); (ii) obligations under any Horamar Material Contract (as defined in Section 2.8); and (iii) liabilities or obligations incurred since the Most Recent Balance Sheet Date in the ordinary course of business, consistent with past practice in both type and amount.

2.7. Absence of Certain Changes or Events. Since the Most Recent Balance Sheet Date and except for activities done solely in connection with consummating the Horamar Reorganization, Nauticler and the Horamar Entities have conducted their respective businesses only in the ordinary course of business consistent with past practice, and there has not been: (i) any action, event or occurrence that has had, or could reasonably be expected to result in, a Horamar Material Adverse Effect; or (ii) any other action, event or occurrence that would have required the consent of Navios pursuant to Section 4.1 had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.8. Agreements, Contracts and Commitments. (a) The Sellers Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of Nauticler or the Horamar Entities (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any real property (including, without limitation, brokerage contracts) listed or otherwise disclosed in the Sellers Disclosure Schedule to which Nauticler or any of the Horamar Entities is a party, being “Horamar Material Contracts”):

(i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of inventory, merchandise, finished goods, raw materials, packaging and supplies related to Nauticler or the Horamar Entities, maintained, held or stored by or for Nauticler or the Horamar Entities and any prepaid deposits for any of the same (“Inventory”), spare parts, other materials or personal property with any supplier or for the furnishing of services to Nauticler or the Horamar Entities or otherwise related to Nauticler or the Horamar Entities that: (A) is likely to involve consideration of more than $150,000 in the aggregate during the calendar year ended December 31, 2007, (B) is likely to involve consideration of more than $300,000 in the aggregate over the remaining term of such contract, or (C) cannot be cancelled by Nauticler or a Horamar Entity without penalty or further payment and without more than 30 days’ notice;

(ii) each contract, agreement, invoice, sales order and other arrangement, (A) for the sale of Inventory or (B) other personal property or (C) for the furnishing of services by Nauticler or a Horamar Entity that: (i) is likely to involve consideration of more than $150,000 in the aggregate during the calendar year ended December 31, 2007, (ii) is likely to involve consideration of more than $300,000 in the aggregate over the remaining term of the contract, or (iii) cannot be cancelled by Nauticler or a Horamar Entity without penalty or further payment and without more than 30 days’ notice;

(iii) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which Nauticler or a Horamar Entity is a party;

(iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which Nauticler or a Horamar Entity is a party and which are not cancelable without penalty or further payment and without more than 30 days’ notice;

(v) all contracts and agreements relating to indebtedness of Nauticler or a Horamar Entity;

(vi) all contracts and agreements with any Governmental Authority to which Nauticler or a Horamar Entity is a party;

(vii) all contracts and agreements that limit the ability of Nauticler or a Horamar Entity to compete in any line of business or with any Person or in any geographic area or during any period of time;

(viii) all contracts and agreements between or among Nauticler, any Horamar Entity or any shareholder, director, officer or employee of the foregoing;

(ix) all contracts and agreements regarding the lease, charter, purchase and/or construction of vessels owned or used by Nauticler and the Horamar Entities and all cargo transportation contracts and agreements; and

(x) all other contracts and agreements, whether or not made in the ordinary course of the business, which are material to Nauticler or a Horamar Entity or the conduct of Nauticler’s or a Horamar Entity’s business, or the absence of which would have a Horamar Material Adverse Effect.

For purposes of this Agreement, the term “lease” shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

(b) Except as disclosed in the Sellers Disclosure Schedule, each Horamar Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in the Sellers Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither Nauticler nor any Horamar Entity is in breach of, or default under, any Horamar Material Contract.

(c) Except as disclosed in the Sellers Disclosure Schedule, no other party to any Horamar Material Contract is in breach thereof or default thereunder.

(d) Except as disclosed in the Sellers Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of the business consistent with past practice, any of the properties or assets of Nauticler or any Horamar Entity.

(e) The Horamar Reorganization does not constitute a breach of any Horamar Material Contract and none of the Horamar Material Contracts will be terminated or otherwise adversely affected by the Horamar Reorganization.

2.9. Compliance with Laws. Each of Nauticler and the Horamar Entities is, to the knowledge of the Sellers, in compliance with all federal, state, local and foreign statutes, laws and regulations, and (ii) is not in violation of, and has not received any written claim or notice of violation of, any such statutes, laws and regulations with respect to the conduct of its business or the ownership and operation of its properties and other assets, except, in the case of (i) and (ii), for such instances of non-compliance or violation, if any, which could not reasonably be expected to result in a Horamar Material Adverse Effect. No investigation or review by any Governmental Authority is pending or, to Sellers’ knowledge, has been threatened, against Nauticler or any Horamar Entity, nor, to Sellers’ knowledge, has any Governmental Authority indicated an intention to conduct an investigation of Nauticler or any Horamar Entity. There is no agreement, judgment, injunction, order or decree binding upon Nauticler or any Horamar Entity that has or could reasonably be expected to have (after giving effect to the Transaction) the effect of prohibiting or impairing any current or currently anticipated future business practice of Nauticler or any Horamar Entity, any acquisition of property by Nauticler or any Horamar Entity or the conduct of business by Nauticler or any Horamar Entity as currently conducted or as currently proposed to be conducted.

2.10. Material Permits. (a) Each of Nauticler and the Horamar Entities holds all federal, state, local and foreign governmental licenses, permits, franchises and authorizations necessary for conduct of its business as presently conducted and the ownership and operation of its properties and other assets, including, without limitation those that are required under all Environmental Laws (as defined in Section 2.17), except for such instances, if any, where the failure to hold such licenses, permits, franchises or authorizations, individually or in the aggregate, could not reasonably be expected to result in a Horamar Material Adverse Effect (collectively, the “Horamar Material Permits”).

(b) Each of Nauticler and the Horamar Entities is in compliance in all material respects with the terms and conditions of the Horamar Material Permits.

(c) Each Horamar Material Permit is in full force and effect and no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of the Sellers, threatened, which seeks to revoke or limit any Horamar Material Permit.

(d) The rights and benefits of each Horamar Material Permit will be available to the Company immediately after the Closing Date on terms substantially identical to those enjoyed by Nauticler and the Horamar Entities immediately prior to the Closing Date.

(e) The Horamar Reorganization does not constitute a breach of any Horamar Material Permit and none of the Horamar Material Permits will be terminated or otherwise adversely affected by the Horamar Reorganization.

2.11. Litigation. Except as set forth in the Sellers Disclosure Schedule, there is no action, suit, arbitration, claim, governmental or other proceeding (collectively, “Claims”) pending, or to the knowledge of Sellers, threatened against or affecting Nauticler or the Horamar Entities and the Claims (including those listed on the Sellers Disclosure Schedule) will not result in (i) a Horamar Material Adverse Effect or (ii) damages payable by Nauticler or any of the Horamar Entities in excess of $25,000 in the aggregate, or (b) not otherwise impair in any material respect the ability of the Parties to consummate the Transaction and other transactions contemplated by this Agreement on a timely basis.

2.12. Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to Nauticler or any of the Horamar Entities that has the effect of prohibiting or materially impairing (a) any current or future business practice of Nauticler or any of the Horamar Entities or (b) any acquisition of any Person or property by Nauticler or any of the Horamar Entities.

2.13. Employee Benefit Plans. With respect to Horamar Employee Plans (defined below), individually and in the aggregate, no event has occurred and, to the knowledge of Sellers, there exists no condition or set of circumstances in connection with which Nauticler or any Horamar Entity could be subject to any material liability under any applicable law.

(a) Neither Nauticler nor any Horamar Entity has, or will have following the Horamar Reorganization, any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that are subject to ERISA. Sellers have made available to Navios and the Company all other employee benefit plans and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements (pursuant to which any payments are still due and payable by Nauticler or any Horamar Entity), written or otherwise (together, the “Horamar Employee Plans”), for the benefit of, or relating to, any current or former employee of Nauticler or any of the Horamar Entities or any trade or business (whether or not incorporated) that is a member or that is under common control with Nauticler within the meaning of Section 414 of the U.S. Internal Revenue Code (“Code”).

(b) With respect to Horamar Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been properly accounted for by reserves or otherwise footnoted in accordance with U.S. GAAP on the Most Recent Balance Sheet.

(c) Neither Nauticler nor any of the Horamar Entities is a party to, or otherwise bound by, any written or oral: (i) union or collective bargaining agreement other than those specified in the Sellers Disclosure Schedule; (ii) agreement with any current or former shareholder, director or employee the benefits of which are contingent upon, or the terms of which will be materially altered by, the consummation of the Horamar Reorganization, the Transaction or other transactions contemplated by this Agreement; (iii) agreement with any current or former shareholder, director or employee of Nauticler or any of the Horamar Entities providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $250,000 per annum; or (iv) agreement or plan the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the consummation of the Transaction and/or the Horamar Reorganization.

(d) To the knowledge of the Sellers, Nauticler and the Horamar Entities are in compliance with all applicable labor and social security laws and regulations, except as would not result in a Horamar Material Adverse Effect. The Sellers Disclosure Schedule sets forth a true, complete and current list of the names, job positions, seniority, total remuneration, and tenure of each of the employees of Nauticler and/or the Horamar Entities. All such information is accurately reflected and registered in the book and registries of Nauticler and the Horamar Entities. Other than those listed employees, Nauticler and the Horamar Entities do not have any other personnel employed or any other person who due to the nature of the services rendered may have the right to be deemed as an employee. All dismissals and severance payments made by Nauticler and the Horamar Entities have been made in full compliance with applicable laws and regulations. Nauticler and the Horamar Entities have paid the full amount of the required severance to all its former employees.

2.14. Properties and Assets. (a) Nauticler and the Horamar Entities have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the Most Recent Balance Sheet or acquired since the Most Recent Balance Sheet Date, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens.

(b) The Sellers Disclosure Schedule sets forth a true, complete and correct list of each parcel of real property owned or leased by Nauticler or any of the Horamar Entities. All leases for leased real property of Nauticler or any Horamar Entity are in full force and effect, are valid and effective in accordance with their respective terms except where any such failure would not reasonably be expected to have a Horamar Material Adverse Effect, and there is not, under any of such leases, any existing default or event of default (or event which with notice or the lapse of time, or both, would constitute a default) that would give rise to a material claim.

(c) The facilities, property and equipment owned, leased or otherwise used by Nauticler or any of the Horamar Entities are in a good state of maintenance and repair in accordance with market standards, and suitable for the purposes for which they are presently used.

(d) All tangible assets which are leased by Nauticler or any of the Horamar Entities have been maintained with the standards and specifications required by each such lease such that at each such termination of the lease such assets can be returned to their owner without any further material obligation on the part of Nauticler or any of the Horamar Entities with respect thereto.

(e) From and after the Closing Date, the tangible assets owned or leased by Nauticler or any Horamar Entity, together with its intangible assets are, when utilized by a labor force substantially similar to that employed by Nauticler and the Horamar Entities on the date hereof, adequate to conduct the business and operations of Nauticler and the Horamar Entities as currently conducted.

(f) The Sellers Disclosure Schedule lists all vessels, barges, river tankers, pushboats and ships owned, leased and/or operated by Nauticler and the Horamar Entities (jointly, the “Horamar Vessels”) as well as their registration details, country flag, owner, and lessor/ lessee (if applicable). Nauticler and the Horamar Entities are the registered owners, hold perfect and marketable title (título perfecto) free and clear of all Liens with respect to all Horamar Vessels which according to the Sellers Disclosure Schedule are owned by Nauticler and/or the Horamar Entities. Nauticler and the Horamar Entities have complied with all obligations and fulfilled all requirements needed to hold and maintain perfect and marketable title (título perfecto) free and clear of all Liens on all Horamar Vessels which according to the Sellers Disclosure Schedule are owned by Nauticler and/or the Horamar Entities.

2.15. Insurance. (a) Nauticler and the Horamar Entities maintain policies of insurance and bonds with reputable companies against loss relating to their business, operations and properties and such other risks as companies engaged in similar business would, in accordance with good business practice, customarily insure (the “Horamar Insurance Policies”). All premiums due and payable under the Horamar Insurance Policies have been paid on a timely basis and Nauticler and the Horamar Entities are in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Horamar Insurance Policies have been made available to Navios and the Company.

(b) The Horamar Insurance Policies are in full force and effect and there are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and since January 1, 2006 neither Nauticler nor any of the Horamar Entities has had any policy of insurance terminated (other than at its request), nor has Nauticler or any of the Horamar Entities received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

(c) None of the Horamar Insurance Policies will be breached, terminated or otherwise affected due to the Horamar Reorganization and/or the Transaction.

2.16. Taxes. (a) For purposes of this Agreement, a “Tax” means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, social security, stamp tax, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for Taxes of a predecessor entity.

(b) Each of Nauticler and the Horamar Entities has accurately prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed by it, including without limitation, any other applicable tax reporting obligations (collectively, “Horamar Returns”) relating to any and all Taxes concerning or attributable to Nauticler or any of the Horamar Entities or to their operations, and all such Returns are true, complete and correct, except as would not have a Horamar Material Adverse Effect.

(c) Each of Nauticler and the Horamar Entities: (i) has paid all Taxes it is obligated to pay as reflected on the Horamar Returns or otherwise; and (ii) has withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise, except as would not have a Horamar Material Adverse Effect.

(d) There is no Tax claim, or to the knowledge of the Sellers, deficiency outstanding, threatened, proposed or assessed against Nauticler or any of the Horamar Entities that is not accurately reflected as a liability on the Most Recent Balance Sheet, nor has Nauticler or any of the Horamar Entities executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No event or circumstance exists which could result in the assessment of additional Taxes for any period for which Returns have been filed, except as would not have a Horamar Material Adverse Effect;

(e) Neither Nauticler nor any of the Horamar Entities has any material liability for unpaid Taxes that has not been properly accrued for under U.S. GAAP and reserved for on the Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise, except as would not have a Horamar Material Adverse Effect.

(f) Implementation of the Horamar Reorganization and/or the Transaction does not generate any Tax liability for, or affect any Tax credit of Nauticler and the Horamar Entities, including but not limited to transfer pricing reporting and assessment obligations for fiscal years prior to the Closing Date; provided however, that no representation is made regarding tax liabilities for transfer pricing and reporting and assessment obligations relating to the Horamar Reorganization and its effect on the Company for periods after the Closing Date.

(g) Each of Nauticler and the Horamar Entities have recorded and accounted for all transactions and transfers among each of them in accordance with applicable Tax laws and regulations, except as would not have a Horamar Material Adverse Effect.

(h) There is no Lien in respect of Nauticler or any of the Horamar Entities’ assets as a result of any default in the payment of Taxes.

(i) Each Nauticler and the Horamar Entities have adequately maintained all required books and records in accordance with applicable laws, rules and regulations of each of the countries, states, counties, provinces, localities and other political divisions where such entities are required to file Returns and other reports relating to Taxes.

(j) No agreements (written or oral) relating to allocating or sharing of Taxes exist among Nauticler or any of the Horamar Entities, or any other Person or entity.

2.17. Environmental Matters. (a) To the knowledge of the Sellers, Nauticler and each Horamar Entity has complied and is in compliance in all material respects with all Environmental Laws (as defined below), which compliance includes, without limitation, the possession by Nauticler and the Horamar Entities of all Horamar Material Permits required under all applicable Environmental Laws, and compliance with the terms and conditions thereof, except as would not have a Horamar Material Adverse Effect.

(b) Neither Nauticler nor any Horamar Entity has received any written communication, whether from a Governmental Authority or other Person, that alleges that either Nauticler or any of the Horamar Entities is not in compliance with any Environmental Laws or any Horamar Material Permit required under any applicable Environmental Law, or that it is responsible (or potentially responsible) for the cleanup of any Materials of Environmental Concern (as defined below) at, on or beneath its facilities or at, on or beneath any land adjacent thereto, and there are no conditions existing at such facilities known to the Sellers that could reasonably be expected to prevent or interfere with such full compliance in the future.

(c) There are no past or present facts, circumstances or conditions, known to the Sellers, including, without limitation, the release of any Materials of Environmental Concern, that could reasonably be expected to result in a claim against Nauticler or any of the Horamar Entities under any Environmental Law.

(d) The Sellers have made available to Navios and the Company true, complete and correct copies of all of Nauticler’s or any Horamar Entity’s environmental audits, assessments and documentation, if any, regarding environmental matters pertaining to, or the environmental condition of, its facilities or the compliance (or non-compliance) by Nauticler and the Horamar Entities with any Environmental Laws.

(e) To the knowledge of the Sellers, none of the facilities ever used by Nauticler or any of the Horamar Entities has ever been a site for the use, generation, manufacture, discharge, assembly, processing, storage, release, disposal or transportation to or from of any Materials of Environmental Concern, except for chemicals used in the ordinary course of business of Nauticler and the Horamar Entities, all of which chemicals have been stored and used in strict compliance with all applicable Horamar Material Permits and Environmental Laws.

(f) Neither Nauticler nor any of the Horamar Entities has received notice of any federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to any alleged violations of Environmental Laws. No event has occurred or conditions exists or operating practice is or has been being employed that to the knowledge of the Sellers, could give rise to liability on the part of Nauticler or any of the Horamar Entities, either at present time or in the future, as a result or in connection with the handling, storage, use, transportation, emission, discharge, release or disposal of any Materials of Environmental Concern (i) in or near or from facilities or plants used by Nauticler, the Horamar Entities or any predecessor of the foregoing, or (ii) conducted by or on behalf of Nauticler, the Horamar Entities or any predecessor of the foregoing.

(g) “Environmental Law” shall mean any federal, state, local or foreign law or statute, or any rule or regulation implementing such law or statute and any applicable case law or administrative decision, in each case existing and in effect on the date hereof relating to pollution or protection of the environment, including, without limitation, any statute or regulation pertaining to: (i) treatment, storage, disposal, generation or transportation of Materials of Environmental Concern; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of hazardous substances, or solid or hazardous waste, including, without limitation, emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) the protection of wildlife, marine sanctuaries and wetlands, including, without limitation, all endangered and threatened species; (vi) aboveground or underground storage tanks, vessels and containers; (vii) abandoned, disposed or discarded barrels, tanks, vessels, containers and other closed receptacles; and (viii) the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Materials of Environmental Concern. “Materials of Environmental Concern” shall mean all substances regulated as such under, any applicable Environmental Law (including, without limitation, hazardous substances (residuos peligrosos) contemplated in Argentine Law No. 24.051, Paraguayan Environmental Laws No. 294/93 and 1561/00 and Uruguayan Law No. 17220 and complementary regulations.

2.18. Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (collectively, the “Trademarks”); (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Horamar Intellectual Property” shall mean any Intellectual Property, including, without limitation, all Registered Intellectual Property, as defined below, that is owned by, or exclusively licensed to, Nauticler or any Horamar Entity that is material to the conduct of the business of Nauticler or any Horamar Entity.

“Registered Intellectual Property” means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered Trademarks, applications to register Trademarks, intent-to-use applications, or other registrations or applications related to Trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

“Horamar Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, Nauticler or any Horamar Entity.

(a) Neither Nauticler nor any Horamar Entity has any Horamar Registered Intellectual Property, or contracts, licenses and agreements to which Nauticler or any Horamar Entity is a party (i) with respect to Horamar Intellectual Property licensed or transferred to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Nauticler or any Horamar Entity, other than licenses for general business software purchased off the shelf.

(b) The operation of the business of Nauticler or any Horamar Entity as such business is currently conducted, to the knowledge of Sellers, has not, does not and will not infringe, dilute or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any relevant jurisdiction except where the failure to do so would not reasonably be expected to have a Horamar Material Adverse Effect.

(c) Neither Nauticler nor any Horamar Entity has received actual notice from any third party and, to the knowledge of Sellers, neither Nauticler nor any Horamar Entity has received any threat, that the operation of the business of Nauticler or any Horamar Entity or any act, product or service of Nauticler or any Horamar Entity, infringes, dilutes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

(d) To the knowledge of Sellers, no Person has or is infringing, diluting or misappropriating any Horamar Intellectual Property or unfairly competing with Nauticler or any Horamar Entity.

(e) Nauticler and each Horamar Entity has taken reasonable steps to protect Nauticler’s and each Horamar Entity’s rights in Nauticler’s and each Horamar Entity’s confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Nauticler or the Horamar Entities. Except under confidentiality obligations, there has not been disclosure by Nauticler or any Horamar Entity of any such trade secrets or confidential information.

2.19. Brokers. Except as set forth in the Sellers Disclosure Schedule, no broker, financial advisor, investment banker or other Person is entitled to any fee, commission or expense reimbursement in connection with the Transaction or other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Sellers or Nauticler or any Horamar Entity.

2.20. Certain Business Practices. Neither Nauticler, the Horamar Entities or, to the knowledge of the Sellers, any director, officer, employee or agent of Nauticler or any Horamar Entity has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign; or (c) made any other unlawful payment, or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other Person in an attempt to influence any such person to take or to refrain from taking any action relating to Nauticler or any Horamar Entity.

2.21. Government Contracts. Neither Nauticler nor any of the Horamar Entities has been suspended or debarred from bidding on contracts with any Governmental Authority, and no such suspension or debarment has been initiated or threatened. The consummation of the Transaction and other transactions contemplated by this Agreement will not result in any such suspension or debarment of Nauticler, any of the Horamar Entities or the Company (assuming that no such suspension or debarment will result solely from the identity of the Company).

2.22. Customers. Listed in the Sellers Disclosure Schedule are the names and addresses of the ten most significant customers (by revenue) of Nauticler and the Horamar Entities for the nine-month period ended September 30, 2007 and the amount for which each such customer was invoiced during such period. Except as disclosed in the Sellers Disclosure Schedule, neither Nauticler nor any Horamar Entity has received any notice and has no reason to believe that any significant customer of Nauticler or any Horamar Entity has ceased, or will cease, to use the products, equipment, goods or services of Nauticler or any Horamar Entity or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

2.23. Suppliers. Listed in the Sellers Disclosure Schedule are the names and addresses of the ten most significant suppliers of raw materials, supplies, merchandise and other goods for the nine-month period ended September 30, 2007 and the amount for which each such supplier invoiced Nauticler and the Horamar Entities during such period. Except as disclosed in the Sellers Disclosure Schedule, neither Nauticler nor any Horamar Entity has received any notice and has no reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to Nauticler or any Horamar Entity at any time after the Closing Date on terms and conditions similar to those imposed on current sales to Nauticler or any Horamar Entity, subject to general and customary price increases.

2.24. Receivables. All receivables (whether notes, accounts or otherwise) of Nauticler and the Horamar Entities (a) have arisen from bona fide transactions in the ordinary course of business consistent with past practice, (b) represent valid and enforceable obligations, (c) shall be fully collected in the aggregate face amounts thereof within a reasonable time after the issuance thereof, subject to reserves therefor established in the ordinary course of business; and (d) are owned by Nauticler and the Horamar Entities free of any Liens.

2.25. Key Employees. The Sellers Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, “golden parachute” and other like benefits paid or payable (in cash or otherwise) in 2004, 2005, 2006 and 2007, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of Nauticler or any Horamar Entity whose annual compensation exceeded (or, in 2007, is expected to exceed) $100,000, except that for 2004, 2005 and 2006 such information is set forth only with regard to the Individual Sellers.

2.26. Records. The minute books, stock certificate books, stock transfer ledgers and all other corporate and accounting books and records of Nauticler and the Horamar Entities are complete and correct in all material respects with respect to the matters required to be reflected therein and have been maintained in a manner consistent with good business practice.

2.27. Disclaimer of Other Representations and Warranties; Disclosure. (a) The Sellers do not make, have not made and shall not be deemed to have made, any representations or warranties relating to Nauticler’s or any Horamar Entity’s business, operations, properties, assets or otherwise in connection with the transactions contemplated hereby, other than those expressly set forth in this Article II and Annex A. No individual has been authorized by the Sellers to make any representation or warranty relating to Nauticler or any Horamar Entity or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by the Sellers.

(b) Certain information set forth in the Sellers Disclosure Schedule may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Sellers in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

(c) No Seller or any of its affiliates or representatives involved in the negotiation of this Agreement or due diligence with respect to the transactions contemplated hereby has knowledge of any breach of any representation or warranty by Navios or of any condition or circumstance that would excuse Sellers from the timely performance of its obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NAVIOS

Except as set forth in the disclosure schedule provided by Navios to the Company and Sellers on the date hereof (the “Navios Disclosure Schedule”), Navios represents and warrants to the Company and the Sellers that the statements contained in this Article III are true, complete and correct. The Navios Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall be deemed to qualify only the corresponding paragraph of this Article III, unless a reasonable Person would determine that the disclosure contained in such paragraph contains enough information to qualify or otherwise apply to other paragraphs of this Article III. As used in this Agreement, a “CNSA Material Adverse Effect” means any change, event or effect that is materially adverse to the business, assets (including, without limitation, intangible assets), financial condition, results of operations or reasonably foreseeable prospects of CNSA, excluding any changes, events or effects that are attributable to: (i) general regional or world-wide economic conditions; (ii) conditions affecting the industry in which CNSA competes; or (iii) conditions resulting from the announcement of this Agreement and the pendency of the Transaction and other transactions contemplated hereby. In the event of any litigation regarding clause (iii) of the foregoing provision, Navios shall be required to sustain the burden of demonstrating that any such change, event or effect is directly attributable to the Transaction and other transactions contemplated by this Agreement.

3.1. Organization and Qualification. Each of the Company, Navios and CNSA is a corporation duly incorporated, validly existing and in good standing under the laws of its respective country of incorporation. Each of the Company, Navios and CNSA is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not have a CNSA Material Adverse Effect. Navios has made available to the Sellers and the Company true, complete and correct copies of CNSA’s Certificate of Incorporation and Bylaws, each as amended to date. The Company and CNSA are not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. The Company has no assets and no liabilities and except for shares to be issued at the closing to Navios and shares to be issued at the closing to the Corporate Seller, has no shares of Capital Stock issued nor any commitments to issue any such Capital Stock.

3.2. Subsidiaries. CNSA has no Subsidiaries.

3.3. Capital Structure. (a) The authorized capital of CNSA consists of Uruguayan Pesos 202,000,000.

(b) As of the date of this Agreement: (i) 202,000,000 shares of CNSA Common Stock represented in one share certificate, were issued and outstanding, all of which are owned by Navios and are duly authorized, validly issued, outstanding, fully paid and nonassessable; (ii) no shares of CNSA Preferred Stock were issued or outstanding; and (iii) no shares of CNSA were held in the treasury of CNSA. Except as described above, there were no shares of voting or non-voting capital stock, equity interests or other securities of CNSA authorized, issued, reserved for issuance or otherwise outstanding. CNSA has not granted or issued any options, warrants or any other securities to any of its employees.

(c) All outstanding shares of CNSA Common Stock are duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights.

(d) There are no bonds, debentures, notes or other indebtedness of CNSA having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of CNSA may vote. Except as described in subsection (b) above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which CNSA is a party or bound obligating CNSA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of CNSA or obligating CNSA to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. CNSA is not subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

(e) All of the issued and outstanding shares of CNSA Common Stock were issued in compliance in all material respects with all applicable foreign, federal and state securities laws.

(f) There are no outstanding contractual obligations of CNSA to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of CNSA. Except as described in this Section 3.3, there are no stock-appreciation rights, security-based performance units, phantom stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of CNSA or assets or calculated in accordance therewith (other than ordinary course payments or commissions to sales representatives of CNSA based upon revenues generated by them without augmentation as a result of the Transaction or other transactions contemplated hereby) or to cause CNSA to file a registration statement under the Securities Act, or which otherwise relate to the registration of any securities of CNSA.

(g) There are no voting trusts, proxies or other agreements, commitments or understandings of any character to which CNSA or Navios is a party or by which any of them is bound with respect to the issuance, holding, acquisition, voting or disposition of any shares of capital stock or other security or equity interest of CNSA.

3.4. Authority; No Conflict; Required Filings. (a) Navios has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transaction and other transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the Transaction and other transactions contemplated hereby, have been duly authorized by all corporate action on the part of Navios and no other corporate proceedings are necessary.

(b) This Agreement has been duly executed and delivered by Navios and constitutes a valid and binding obligation of Navios, enforceable in accordance with its terms, subject only to the Equitable Exceptions.

(c) The execution and delivery of this Agreement do not, the performance by Navios of its obligations hereunder and the consummation of the Transaction and other transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, or result in the creation of any Liens in or upon any of the properties or other assets of Navios or CNSA, as applicable, under any provision of: (i) the Certificate of Incorporation, Bylaws or other equivalent organizational documents of Navios or CNSA, as applicable,; (ii) subject to the governmental filings and other matters referred to in paragraph (d) below, any (A) permit, license, franchise, statute, law, ordinance or regulation or (B) judgment, decree or order, in each case applicable to Navios or CNSA, as applicable, or by which any of its properties or assets may be bound or affected; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which Navios or CNSA, as applicable, is a party or by which any of its properties may be bound or affected, except, in the case of clauses (ii) or (iii) above, for any such conflicts, violations, defaults or other occurrences, if any, that could not, individually or in the aggregate, reasonably be expected to result in a CNSA Material Adverse Effect or impair in any material respect the ability of the Parties to consummate the Transaction and the other transactions contemplated hereby on a timely basis.

(d) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Navios in connection with the execution and delivery of this Agreement or the consummation of the Transaction or other transactions contemplated hereby except for compliance with any such consents, approvals, orders or authorizations, or registrations, declarations or filings which, if not obtained or made, could not reasonably be expected to result in a CNSA Material Adverse Effect.

3.5. Financial Statements. True and complete copies of (i) the unaudited balance sheet of CNSA for each of the two fiscal years ended as of December 31, 2005 and December 31, 2006, and the related unaudited statements of income, retained earnings, and changes in financial position of CNSA, (collectively referred to herein as the “CNSA Financial Statements”) and (ii) the unaudited balance sheet of CNSA as of September 30, 2007 and the related statements of income, retained earnings, stockholders’ equity and changes in financial position of CNSA, have been delivered by Navios to the Sellers. The CNSA Financial Statements and CNSA’s Interim Financial Statements (i) were prepared in accordance with the books of account and other financial records of CNSA, (ii) present fairly the financial condition and results of operations of CNSA as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a basis consistent with the past practices of CNSA and throughout the periods involved except that they do not include footnotes or statements of stockholders equity, and (iv) will include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of CNSA and the results of the operations of CNSA as of the dates thereof for the periods covered thereby. The books of account and other financial records of CNSA: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with U.S.

GAAP applied on a basis consistent with the past practices of CNSA and throughout the periods involved, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

3.6. Absence of Undisclosed Liabilities. CNSA does not have any material liabilities or obligations, whether fixed, contingent, accrued or otherwise, liquidated or unliquidated and whether due or to become due, other than: (i) liabilities reflected or reserved against on the balance sheet contained in CNSA’s Interim Financial Statements (the “CNSA’s Most Recent Balance Sheet”) as of September 30, 2007 (the “CNSA’s Most Recent Balance Sheet Date”); (ii) obligations under any CNSA Material Contract (as defined in Section 3.8); and (iii) liabilities or obligations incurred since CNSA’s Most Recent Balance Sheet Date in the ordinary course of business, consistent with past practice in both type and amount.

3.7. Absence of Certain Changes or Events. Since CNSA’s Most Recent Balance Sheet Date, CNSA has conducted its business only in the ordinary course of business consistent with past practice, and there has not been any action, event or occurrence that has had, or could reasonably be expected to result in, a CNSA Material Adverse Effect; or (ii) any other action, event or occurrence that would have required the consent of Sellers pursuant to Section 4.1 had such action, event or occurrence taken place after the execution and delivery of this Agreement.

3.8. Agreements, Contracts and Commitments. (a) The Navios Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral and informal arrangements) of CNSA (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any real property (including, without limitation, brokerage contracts) listed or otherwise disclosed in the Navios Disclosure Schedule to which CNSA is a party and all agreements relating to Intellectual Property set forth in the Navios Disclosure Schedule, being “CNSA Material Contracts”):

(i) each contract, agreement, invoice, purchase order and other arrangement, for the purchase of all Inventory related to CNSA, maintained, held or stored by or for CNSA on the Closing Date and any prepaid deposits for any of the same, spare parts, other materials or personal property with any supplier or for the furnishing of services to CNSA or otherwise related to CNSA: (A) is likely to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 2007, (B) is likely to pay or otherwise give consideration of more than $300,000 in the aggregate over the remaining term of such contract, or (C) cannot be cancelled by CNSA without penalty or further payment and without more than 30 days’ notice;

(ii) each contract, agreement, invoice, sales order and other arrangement, for the sale of Inventory or other personal property or for the furnishing of services by CNSA which: (A) is likely to involve consideration of more than $100,000 in the aggregate during the calendar year ended December 31, 2007, (B) is likely to involve consideration of more than $300,000 in the aggregate over the remaining term of the contract, or (C) cannot be cancelled by CNSA without penalty or further payment and without more than 30 days’ notice;

(iii) all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which CNSA is a party;

(iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which CNSA is a party and which are not cancelable without penalty or further payment and without more than 30 days’ notice;

(v) all contracts and agreements relating to indebtedness of CNSA;

(vi) all contracts and agreements with any Governmental Authority to which CNSA is a party;

(vii) all contracts and agreements that limit the ability of CNSA to compete in any line of business or with any Person or in any geographic area or during any period of time;

(viii) all contracts and agreements between or among CNSA or any affiliate of CNSA or any director, officer or employee of the foregoing;

(ix) all contracts and agreements regarding the lease, charter, purchase and/or construction of vessels owned or used by CNSA and all cargo transportation contracts and agreements and

(x) all other contracts and agreements, whether or not made in the ordinary course of the business, which are material to CNSA or the conduct of CNSA’s business, or the absence of which would have a CNSA Material Adverse Effect.

(b) Except as disclosed in the Navios Disclosure Schedule, each CNSA Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in the Navios Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. CNSA is not in breach of, or default under, any CNSA Material Contract.

(c) Except as disclosed in the Navios Disclosure Schedule, no other party to any CNSA Material Contract is in breach thereof or default thereunder.

(d) Except as disclosed in the Navios Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of the business consistent with past practice, any of the properties or assets of CNSA.

3.9. Compliance with Laws. To the knowledge of Navios, CNSA is in compliance with all federal, state, local and foreign statutes, laws and regulations, and is not in violation of, and has not received any written claim or notice of violation of, any such statutes, laws and regulations with respect to the conduct of its business or the ownership and operation of its properties and other assets, except for such instances of non-compliance or violation, if any, which could not reasonably be expected to result in a CNSA Material Adverse Effect. No investigation or review by any Governmental Authority is pending or, to CNSA’s knowledge, has been threatened, against CNSA, nor, to CNSA’s knowledge, has any Governmental Authority indicated an intention to conduct an investigation of CNSA. There is no agreement, judgment, injunction, order or decree binding upon CNSA that has or could reasonably be expected to have (after giving effect to the Transaction) the effect of prohibiting or impairing any current or currently anticipated future business practice of CNSA, any acquisition of property by CNSA or the conduct of business by CNSA as currently conducted or as currently proposed to be conducted.

3.10. Material Permits. (a) CNSA holds all federal, state, local and foreign governmental licenses, permits, franchises and authorizations necessary for conduct of its business as presently conducted and the ownership and operation of its properties and other assets, including, without limitation those that are required under all Environmental Laws, except for such instances, if any, where the failure to hold such licenses, permits, franchises or authorizations, individually or in the aggregate, could not reasonably be expected to result in a CNSA Material Adverse Effect (collectively, the “CNSA Material Permits”).

(b) CNSA is in compliance in all material respects with the terms and conditions of the CNSA Material Permits.

(c) Each CNSA Material Permit is in full force and effect and no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Navios, threatened, which seeks to revoke or limit any CNSA Material Permit.

(d) The rights and benefits of each CNSA Material Permit will be available to the Company immediately after the Closing Date on terms substantially identical to those enjoyed by CNSA immediately prior to the Closing Date.

3.11. Litigation. There is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority pending or, to the knowledge of Navios, threatened, against CNSA which, if decided adversely could (a) be considered reasonably likely to result in (i) a CNSA Material Adverse Effect or (ii) damages payable by CNSA in excess of $10,000 in the aggregate, or (b) otherwise impair in any material respect the ability of the Parties to consummate the Transaction and other transactions contemplated by this Agreement on a timely basis.

3.12. Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to CNSA that has the effect of prohibiting or materially impairing (a) any current or future business practice of CNSA or (b) any acquisition of any Person or property by CNSA.

3.13. Employee Benefit Plans. With respect to CNSA Employee Plans (defined below), individually and in the aggregate, no event has occurred and, to the knowledge of Navios, there exists no condition or set of circumstances in connection with which CNSA could be subject to any material liability under any applicable law.

(a) CNSA does not have any employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to ERISA. Navios has made available to Sellers all other employee benefit plans and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements (pursuant to which any payments are still due and payable by CNSA), written or otherwise (together, the “CNSA Employee Plans”), for the benefit of, or relating to, any current or former employee of CNSA or any trade or business

(whether or not incorporated) which is a member or which is under common control with CNSA within the meaning of Section 414 of the Code, including, making available to Sellers for review any employee benefit plans of Navios.

(b) With respect to CNSA Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been properly accounted for by reserves or otherwise footnoted in accordance with U.S GAAP on CNSA’s Most Recent Balance Sheet.

(c) CNSA is not a party to, or otherwise bound by, any written or oral: (i) union or collective bargaining agreement, other than as set forth in the Navios Disclosure Schedule; (ii) agreement with any current or former employee the benefits of which are contingent upon, or the terms of which will be materially altered by, the consummation of the Transaction or other transactions contemplated by this Agreement; (iii) agreement with any current or former employee of CNSA providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $250,000 per annum; or (iv) agreement or plan the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the consummation of the Transaction.

(d) To the knowledge of Navios, CNSA is in compliance with all applicable labor and social security laws and regulations, except as would not result in a CNSA Material Adverse Effect. The Navios Disclosure Schedule sets forth a true, complete and current list of the names, job positions, seniority, total remuneration, and tenure of each of the employees of CNSA. All such information is accurately reflected and registered in the books and registries of CNSA. Other than those listed employees, CNSA does not have any other personnel employed or any other person who due to the nature of the services rendered may have the right to be deemed as an employee. All dismissals and severance payments made by CNSA have been made in full compliance with applicable laws and regulations. CNSA has paid the full amount of the required severance to all its former employees.

3.14. Properties and Assets. (a) CNSA has good and valid title to all of its properties, interests in properties and assets, real and personal, reflected on CNSA’s Most Recent Balance Sheet or acquired since CNSA’s Most Recent Balance Sheet Date, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens.

(b) The Navios Disclosure Schedule sets forth a true, complete and correct list of each parcel of real property owned or leased by CNSA. All leases for leased real property of CNSA are in full force and effect, are valid and effective in accordance with their respective terms except where any such failure would not reasonably be expected to have a Company Material Adverse Effect, and there is not, under any of such leases, any existing default or event of default (or event which with notice or the lapse of time, or both, would constitute a default) that would give rise to a material claim.

(c) The facilities, property and equipment owned, leased or otherwise used by CNSA are in a good state of maintenance and repair in accordance with market standards, and suitable for the purposes for which they are presently used.

(d) All tangible assets which are leased by CNSA have been maintained with the standards and specifications required by each such lease such that at each such termination of the lease such assets can be returned to their owner without any further material obligation on the part of CNSA with respect thereto.

(e) From and after the Closing Date, the tangible assets owned or leased by CNSA, together with its intangible assets are, when utilized by a labor force substantially similar to that employed by CNSA on the date hereof, adequate to conduct the business and operations of CNSA as currently conducted.

3.15. Insurance. (a) CNSA maintains policies of insurance and bonds with reputable companies against loss relating to their business, operations and properties and such other risks as companies engaged in similar business would, in accordance with good business practice, customarily insure (the “CNSA Insurance Policies”). All premiums due and payable under the CNSA Insurance Policies have been paid on a timely basis and CNSA is in compliance in all material respects with all other terms thereof. True, complete and correct copies of the CNSA Insurance Policies have been made available to Sellers.

(b) The CNSA Insurance Policies are in full force and effect and there are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and since January 1, 2006, CNSA has not had any policy of insurance terminated (other than at its request), nor has CNSA received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

3.16. Taxes. (a) CNSA has accurately prepared and timely filed all federal, state, local and foreign returns, estimates, information statements and reports required to be filed by it, including without limitation, any other applicable tax reporting obligations (“CNSA Returns”) relating to any and all Taxes concerning or attributable to CNSA or to its operations, and all such CNSA Returns are true, complete and correct, except as would not have a CNSA Material Adverse Effect.

(b) CNSA: (i) has paid all Taxes it is obligated to pay as reflected on the CNSA Returns or otherwise; and (ii) has withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise, except as would not have a CNSA Material Adverse Effect.

(c) There is no Tax claim, or to the knowledge of Navios, deficiency outstanding, proposed or assessed against CNSA that is not accurately reflected as a liability on CNSA Most Recent Balance Sheet, nor has CNSA executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. No event or circumstance exists which could result in the assessment of additional Taxes for any period for which CNSA Returns have been filed, except as would not have a CNSA Material Adverse Effect.

(d) CNSA has no material liability for unpaid Taxes that has not been properly accrued for under U.S. GAAP and reserved for on CNSA’s Most Recent Balance Sheet, whether asserted or unasserted, contingent or otherwise, except as would not have a CNSA Material Adverse Effect.

(e) There is no Lien in respect of any of the CNSA assets as a result of any default in the payment of Taxes.

(f) CNSA has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(g) CNSA has adequately maintained all required books and records in accordance with applicable laws, rules and regulations of each of the countries, states, counties, provinces, localities and other political divisions where it is required to file CNSA Returns and other reports relating to Taxes.

(h) No agreements (written or oral) relating to allocating or sharing of Taxes exist among CNSA or any other Person or entity.

3.17. Environmental Matters. (a) To the knowledge of Navios, CNSA has complied and is in compliance in all material respects with all Environmental Laws (as defined below), which compliance includes, without limitation, the possession by CNSA of all CNSA Material Permits required under all applicable Environmental Laws, and compliance with the terms and conditions thereof, except as would not have a CNSA Material Adverse Effect.

(b) CNSA has not received any written communication, whether from a Governmental Authority or other Person, that alleges that CNSA is not in compliance with any Environmental Laws or any CNSA Material Permit required under any applicable Environmental Law, or that it is responsible (or potentially responsible) for the cleanup of any Materials of Environmental Concern at, on or beneath its facilities or at, on or beneath any land adjacent thereto, and there are no conditions existing at such facilities known to Navios that could reasonably be expected to prevent or interfere with such full compliance in the future.

(c) There are no past or present facts, circumstances or conditions, known to Navios including, without limitation, the release of any Materials of Environmental Concern, that could reasonably be expected to result in a claim against CNSA under any Environmental Law.

(d) CNSA has made available to Sellers and the Company true, complete and correct copies of the last three years of CNSA’s environmental audits, assessments and documentation regarding environmental matters pertaining to, or the environmental condition of, its facilities or the compliance (or non-compliance) by CNSA with any Environmental Laws.

(e) To the knowledge of Navios, None of the facilities ever used by CNSA has ever been a site for the use, generation, manufacture, discharge, assembly, processing, storage, release, disposal or transportation to or from of any Materials of Environmental Concern, except for chemicals used in the ordinary course of business of CNSA, all of which chemicals have been stored and used in strict compliance with all applicable CNSA Material Permits and Environmental Laws.

(f) CNSA is not the subject of any federal, state, local or private litigation or proceedings involving a demand for damages or other potential liability with respect to any alleged violations of Environmental Laws. No event has occurred or conditions exists or operating practice is or has been being employed that to the knowledge of Navios, could give rise to liability on the part of CNSA, either at present time or in the future, as a result or in connection with the handling, storage, use, transportation, emission, discharge, release or disposal of any Materials of Environmental Concern (i) in or near or from facilities or plants used by CNSA or any predecessor, or (ii) conducted by or on behalf of CNSA or any predecessor.

3.18. Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

“CNSA Intellectual Property” shall mean any Intellectual Property, including, without limitation, all Registered Intellectual Property, as defined below, that is owned by, or exclusively licensed to, CNSA that is material to the conduct of the business of CNSA.

“CNSA Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, CNSA.

(a) A list and brief description of CNSA Registered Intellectual Property, and all contracts, licenses and agreements to which CNSA is a party (i) with respect to CNSA Intellectual Property licensed or transferred to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to CNSA, other than licenses for general business software purchased off the shelf, is set forth in the Navios Disclosure Schedule.

(b) The operation of the business of CNSA as such business is currently conducted, to the knowledge of Navios, has not, does not and will not infringe, dilute or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any relevant jurisdiction except where the failure to do so would not reasonably be expected to have a CNSA Material Adverse Effect.

(c) Except as provided in the Navios Disclosure Schedule, CNSA has not received actual notice from any third party and, to the knowledge of Navios, CNSA has not received any threat, that the operation of the business of CNSA or any act, product or service of CNSA, infringes, dilutes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

(d) To the knowledge of Navios, no Person has or is infringing, diluting or misappropriating any CNSA Intellectual Property or unfairly competing with CNSA.

(e) CNSA has taken reasonable steps to protect CNSA’s rights in CNSA’s confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to CNSA. Except under confidentiality obligations, there has not been disclosure by CNSA of any such trade secrets or confidential information.

3.19. Brokers. Except as disclosed in the Navios Disclosure Schedule, no broker, financial advisor, investment banker or other Person is entitled to any fee, commission or expense reimbursement in connection with the Transaction or other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Navios or CNSA.

3.20. Certain Business Practices. CNSA, or, to the knowledge of CNSA, any director, officer, employee or agent of CNSA has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment or provided any illegal or improper benefit or inducement for, any governmental official, supplier, customer or other person in an attempt to influence any such Person to take or to refrain from taking any action relating to CNSA.

3.21. Government Contracts. CNSA has not been suspended or debarred from bidding on contracts with any Governmental Authority, and no such suspension or debarment has been initiated or threatened. The consummation of the Transaction and other transactions contemplated by this Agreement will not result in any such suspension or debarment of CNSA, or the Company (assuming that no such suspension or debarment will result solely from the identity of the Company).

3.22. Customers. Listed in the Navios Disclosure Schedule are the names and addresses of the ten most significant customers (by revenue) of CNSA for the twelve-month period ended September 30, 2007 and the amount for which each such customer was invoiced during such period. Except as disclosed in the Navios Disclosure Schedule, CNSA has not received any notice and has no reason to believe that any significant customer of CNSA has ceased, or will cease, to use the products, equipment, goods or services of CNSA or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

3.23. Suppliers. Listed in the Navios Disclosure Schedule are the names and addresses of each of the ten most significant suppliers of raw materials, supplies, merchandise and other goods for the twelve-month period ended September 30, 2007 and the amount for which each such supplier invoiced CNSA during such period. Except as disclosed in the Navios Disclosure Schedule, CNSA has not received any notice and has no reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to CNSA at any time after the Closing Date on terms and conditions similar to those imposed on current sales of CNSA, subject to general and customary price increases.

3.24. Receivables. All receivables (whether notes, accounts or otherwise) of CNSA (a) have arisen from bona fide transactions in the ordinary course of business consistent with past practice, (b) represent valid and enforceable obligations, (c) shall be fully collected in the aggregate face amounts thereof within a reasonable time after the issuance thereof subject to reserves therefor established in the ordinary course of business; and (d) are owned by CNSA free of any Liens.

3.25. Key Employees. The Navios Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, “golden parachute” and other like benefits paid or payable (in cash or otherwise) in 2004, 2005, 2006 and 2007, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of CNSA whose annual compensation exceeded (or, in 2007, is expected to exceed) $100,000.

3.26. Records. The minute books, stock certificate books, stock transfer ledgers and all other corporate and accounting books and records of CNSA are complete and correct in all material respect with respect to the matters required to be reflected therein and have been maintained in a manner consistent with good business practice.

3.27. Navios Corporation. Navios is a wholly owned subsidiary of Navios Maritime Holdings Inc. (the “Public Company”) and prior to the closing is the owner of CNSA. Navios is responsible for the commercial management and is the counterparty for charters (both in and out) for the Public Company and does not have any indebtedness for borrowed money other than its guaranties of indebtedness of the Public Company and reasonably believes it has a net worth over 100 million as of the date hereof.

3.28. Disclaimer of Other Representations and Warranties; Disclosure. (a) Navios does not make, has not made and shall not be deemed to have made, any representations or warranties relating to CNSA’s business, operations, properties, assets or otherwise in connection with the transactions contemplated hereby, other than those expressly set forth in this Article III. No individual has been authorized by Navios to make any representation or warranty relating to CNSA or otherwise in connection with the transactions contemplated hereby and, if made, such representation or warranty must not be relied upon as having been authorized by Navios.

(b) Certain information set forth in the Navios Disclosure Schedule may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Navios in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

(c) Neither Navios nor any of its affiliates or representatives involved in the negotiation of this Agreement or due diligence with respect to the transactions contemplated hereby has knowledge of any breach of any representation or warranty by Sellers or of any condition or circumstance that would excuse Navios from the timely performance of its obligations hereunder.

ARTICLE IV

CONDUCT OF BUSINESS PENDING THE TRANSACTION

4.1. Conduct of Business Pending the Transaction. (a) Each of Sellers on the one-hand, and Navios on the other, covenants and agrees that, between the date hereof and the earlier to occur of the Closing Date or such earlier time as this Agreement is terminated in accordance with Article VII (such period being hereinafter referred to as the “Interim Period”), except as expressly required by this Agreement (including as required in connection with the Horamar Reorganization) or unless the other shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, each shall cause Nauticler and the Horamar Entities or CNSA, as appropriate: (i) to conduct its business only in the ordinary course of business, consistent with past practice and according to the plans previously made available to the other; (ii) not to take any action, or fail to take any action, except in the ordinary course of business, consistent with past practice; and (iii) to use its reasonable best efforts to preserve intact its business organization, properties and assets, keep available the services of their officers, employees and consultants, maintain in effect all Horamar Material Contracts or CNSA Material Contracts, as applicable, and preserve their relationships, customers, licensees, suppliers and any other Persons with which it has business relations. By way of amplification and not limitation, except as expressly permitted by this Agreement or as necessary to implement the Horamar Reorganization, neither Nauticler (nor any of the Horamar Entities, which, for purposes of this Section shall include those entities that are to become Horamar Entities on or before the Closing as part of the Horamar Reorganization) nor CNSA shall, during the Interim Period, directly or indirectly, do any of the following without the prior written consent of Navios or the Sellers, as applicable:

(i) amend its estatutos, contratos sociales, pactos sociales, Certificate of Incorporation, Bylaws or other equivalent organizational documents, or otherwise alter their corporate structure through merger, liquidation, reorganization, restructuring or otherwise;

(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of Nauticler or any Horamar Entity or CNSA, as applicable;

(iii) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock;

(iv) sell, transfer, pledge, dispose of or encumber any material properties, facilities, equipment or other assets, except for sales of obsolete inventory and equipment in the ordinary course of business and not material in amount, either individually or in the aggregate;

(v) declare, set aside or pay any dividend or other distribution (whether in cash, stock or other securities or property, or any combination thereof) in respect of any of its capital stock or other equity interests, except for Nauticler and the Horamar Entities with respect to an aggregate of $6,018,000 in dividends for fiscal 2007, to the extent not already distributed; provided, that any distributions in excess of such $6,018,000 shall be a reduction in the amount of cash otherwise payable to Sellers under Section 1.1 hereof;

(vi) split, combine or reclassify any shares of its capital stock or other securities or equity interests, or issue any other securities in respect of, in lieu of or in substitution for shares of its capital stock or equity interests;

(vii) sell, transfer, lease, license, sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Horamar Intellectual Property or CNSA Intellectual Property, as applicable, or amend or modify in any material respect any existing agreements with respect to any Horamar Intellectual Property or CNSA Intellectual Property, as applicable;

(viii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof;

(ix) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business and as otherwise permitted under any loan or credit agreement to which the Nauticler or any Horamar Entity or CNSA is a party as of the date of this Agreement;

(x) authorize any capital expenditures;

(xi) take or permit to be taken any action to: (A) increase the compensation payable to its officers or employees, except for increases in salary or wages in accordance with agreements entered into prior to the date of this Agreement or otherwise in the ordinary course of business consistent with past practice; (B) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, its officers; (C) grant any severance or termination pay to, or enter into any employment or severance agreement with, any employee except in accordance with agreements entered into before the date of this Agreement or otherwise in the ordinary course of business consistent with past practice; (D) except as required by law enter into any collective bargaining agreement; or (E) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any of its directors, officers or employees;

(xii) change any accounting policies or procedures (including, without limitation, procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable), unless required by statutory accounting principles or U.S. GAAP;

(xiii) create, incur, suffer to exist or assume any Lien on any of its material properties, facilities or other assets, except in the ordinary course of business.

(xiv) other than in the ordinary course of business: (A) enter into any Horamar Material Contract or CNSA Material Contract, as applicable; (B) modify, amend or transfer in any material respect or terminate any Horamar Material Contract or CNSA Material Contract, as applicable, or waive, release or assign any material rights or claims thereto or thereunder; or (C) enter into or extend any lease with respect to real property;

(xv) make any Tax election or settle or compromise any material federal, state, local or foreign Tax liability, or agree to an extension of a statute of limitations with respect thereto;

(xvi) pay, discharge, satisfy or settle any material litigation or waive, assign or release any rights or claims with respect thereto, other than settlements in the ordinary course of business that involve only the payment of non-material amounts of cash and no admission being made with respect to (A) any criminal wrongdoing or (B) the invalidity or unenforceability of, or any infringement with respect to, any Horamar Intellectual Property Rights or CNSA Intellectual Property Rights, as applicable;

(xvii) fail to maintain in full force and effect all insurance policies currently in effect, or permit any of the coverage thereunder to lapse, in each case without simultaneously securing replacement insurance policies which will be in full force and effect and provide coverage substantially similar to or greater than under the prior insurance policies, to the extent commercially available;

(xviii) fail to make any expenditures that are necessary and sufficient to maintain or, to the extent budgeted or consistent with past practice, improve the conditions of its properties, facilities and equipment, including, without limitation, budgeted expenditures relating to maintenance, repair and replacement;

(xix) take any action or fail to take any reasonable action permitted by this Agreement if such action or failure to take action could reasonably be expected to result in either (A) any of the representations and warranties set forth in Article II or Article III, as applicable, of this Agreement becoming untrue in any material respect or (B) any of the conditions to the Closing set forth in Article VI of this Agreement not being satisfied as of the Closing Date; or

(xx) authorize, recommend, propose, announce or enter into any agreement, contract, commitment or arrangement to do any of the foregoing.

(b) During the Interim Period, the Sellers shall, and shall cause Nauticler and the Horamar Entities to: (i) solicit and accept customer orders in the ordinary course of business; and (ii) cooperate with Navios to accomplish the orderly transfer of the business and operations of Nauticler and the Horamar Entities to the control of the Company on the Closing Date, provided, that Navios agrees not to communicate with or contact Horamar Entities’ suppliers and customers regarding this Transaction prior to the Closing Date without the prior consent of the Sellers, which consent will not be unreasonably withheld.

(c) During the Interim Period, Navios shall, and shall cause CNSA to: (i) solicit and accept customer orders in the ordinary course of business; and (ii) cooperate with Sellers in communicating with suppliers and customers to accomplish the orderly transfer of the business and operations of CNSA to the control of the Company on the Closing Date.

4.2. No Solicitation of Other Proposals by Sellers. Unless this Agreement shall have been terminated, the Sellers shall not, directly or indirectly, through any officer, director, employee, representative or agent of Nauticler or any Horamar Entity, initiate, solicit, encourage, consider, entertain or otherwise consider any other offers for or inquiries about, or hold discussions with any Person regarding, the acquisition of any assets or capital stock of Nauticler or any Horamar Entity. Sellers shall not, directly or indirectly, through any officer, director, employee, representative or agent of Nauticler or any Horamar Entity, engage in any negotiations concerning, provide any confidential information or data to, or have any discussions with, any Person relating to the acquisition of any assets or capital stock of Nauticler or any Horamar Entity, whether initiated before or after this Agreement. The Sellers will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to the acquisition of any assets or capital stock of Nauticler or any Horamar Entity. The Sellers will notify Navios immediately of any inquiries or proposals received by the Sellers and the name of such person and the material terms and conditions of any proposals or offers.

4.3. No Solicitation of Other Proposals by Navios. Unless this Agreement shall have been terminated, Navios shall not, directly or indirectly, through any officer, director, employee, representative or agent of CNSA, initiate, solicit, encourage, consider, entertain or otherwise consider any other offers for or inquiries about, or hold discussions with any

Person regarding, the acquisition of any assets or capital stock of CNSA. Navios shall not, directly or indirectly, through any officer, director, employee, representative or agent of CNSA, engage in any negotiations concerning, provide any confidential information or data to, or have any discussions with, any Person relating to the acquisition of any assets or capital stock of CNSA, whether initiated before or after this Agreement. Navios will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to the acquisition of any assets or capital stock of CNSA. Navios will notify Sellers immediately of any inquiries or proposals received by Navios and the name of such person and the material terms and conditions of any proposals or offers.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1. Access to Information; Confidentiality. (a) Upon reasonable notice, Navios and the Sellers shall cause each of Nauticler and the Horamar Entities and CNSA, as applicable, to afford to the officers, employees, accountants, counsel and other representatives of the other Party reasonable access, during the Interim Period, to all the properties, books, contracts, commitments and records of Nauticler, the Horamar Entities and CNSA, as applicable, and, during such period, furnish promptly to the other Party all information concerning the business, properties and personnel of Nauticler or any Horamar Entity and CNSA, as applicable, as the other Party may reasonably request. No investigation pursuant to this Section 5.1(a) shall affect any representations or warranties of any Party contained herein or the conditions to the obligations of any Party hereto.

(b) The Parties shall comply with the terms of the Confidentiality Agreement. The Individual Sellers and the Corporate Seller hereby agree with each other to maintain the confidentiality of the information provided by each other in connection with this Agreement and the Horamar Reorganization and not to disclose this Agreement or any information provided in connection with this Agreement to any party other than Navios.

5.2. Reasonable Efforts; Further Assurances. (a) The Parties shall use their commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VI, as applicable to each of them. Each Party, at the reasonable request of the other, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Transaction and other transactions contemplated by this Agreement.

(b) Subject to the terms and conditions hereof, the Parties agree to use their respective commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and other transactions contemplated by this Agreement including, without limitation, using their respective commercially reasonable efforts: (i) to obtain prior to the Closing Date all licenses, certificates, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts as are necessary for the consummation of the transactions contemplated hereby; (ii) to effect all necessary registrations and filings required by any Governmental Authority (in connection with which the Parties shall cooperate with each other in connection with the making of all such registrations and filings, including, without limitation, providing copies of all such documents to the non-filing party and its advisors prior to the time of such filing and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith); (iii) to furnish to each other such information and assistance as reasonably may be requested in connection with the foregoing; and (iv) to lift, rescind or mitigate the effects of any injunction, restraining order or other ruling by a Governmental Authority adversely affecting the ability of any Party to consummate the Transaction or other transactions contemplated hereby and to prevent, with respect to any threatened or such injunction, restraining order or other such ruling, the issuance or entry thereof.

5.3. Notification of Certain Matters. (a) The Sellers shall give prompt notice to Navios, and Navios shall give prompt notice to the Sellers, of the occurrence or non-occurrence of (i) any event, the occurrence or non-occurrence of which could reasonably be expected to result in any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality, then untrue or inaccurate in any respect) and (ii) any failure of the Sellers or Navios, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3(a) shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

(b) Each of the Sellers and Navios shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transaction or other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the Transaction or other transactions contemplated by this Agreement; (iii) any litigation, relating to or involving or otherwise affecting the Nauticler or any Horamar Entity, the Sellers, CNSA or Navios that relates to the Transaction or other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under either a Horamar Material Contract or a CNSA Material Contract; and (v) any change that would be considered reasonably likely to result in a Nauticler or CNSA Material Adverse Effect, as the case may be, or is likely to impair in any material respect the ability of either Navios or the Sellers to consummate the transactions contemplated by this Agreement.

5.4. Public Announcements. Except as otherwise required by applicable law, court process or as provided elsewhere herein, prior to the Closing or the earlier termination of this Agreement pursuant to Article VII, neither the Sellers nor Navios shall, nor shall permit any of CNSA, Nauticler or any of the Horamar Entity’s to, issue or cause the publication of any press release or other public announcement with respect to the Transaction or other transactions contemplated by this Agreement without the consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

5.5. Hidrovia. Each Seller and Navios hereby covenants and agrees that for a period of five years (the “Restricted Period”) from the Closing Date, the Company shall serve as the sole and exclusive venture by which each conducts any business, directly or indirectly, relating to the port and barge river business in the Hidrovia covering Argentina, Paraguay, Uruguay, Bolivia and Brazil and cabotage fuel business in Argentina, provided that in the event that Navios acquires a business with a division in a business similar to that of the Company, Navios, at the request of the Sellers, will lease the barges and vessels on market terms to the Company for the remaining period of the Restricted Period.

5.6. Horamar Reorganization. Sellers shall use commercially reasonable efforts to complete the Horamar Reorganization in a timely manner.

5.7. Waiver of Honorarium. The Sellers shall waive all rights to accrued but unpaid honorariums aggregating $878,000 and reflected, in the current version of the financial statements as an expense. The Sellers jointly and severally indemnify the Company and hold it harmless from any claim that it should be or is required to pay such honorariums.

ARTICLE VI

CONDITIONS OF TRANSACTION

6.1. Conditions to Obligation of Each Party to Effect the Transaction. The obligations of each Party to effect the Transaction and consummate the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived in writing by the Party entitled to the benefit thereof, in whole or in part, to the extent permitted by the applicable law:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction, or other legal restraint or prohibition shall be in effect which prevents the consummation of the Transaction on substantially identical terms and conferring upon the Company substantially all the rights and benefits as contemplated herein, nor shall any proceeding brought by any Governmental Authority, domestic or foreign, seeking any of the foregoing be pending, and there shall not be any action taken, or any law, regulation or order enacted, entered, enforced or deemed applicable to the Transaction, which makes the consummation of the Transaction on substantially identical terms and conferring upon the Company substantially all the rights and benefits as contemplated herein illegal.

(b) Shareholders’ Agreement. The Shareholders’ Agreement, in substantially the form of Exhibit B hereto, shall have been executed and delivered by each of the Sellers, the Company and Navios.

(c) Option Plan. The Option Plan, in substantially the form of Exhibit C hereto, shall have been adopted by the Company.

(d) Officers. The following persons shall have been appointed to the offices of the Company set forth next to such person’s name: Angeliki Frangou (Chairman of the Board), CPL (Vice Chairman of the Board and Chief Executive Officer), CAL (Chief Commercial Officer, Shipping Division), HEL (Chief Operating Officer, Shipping Division) and Ruben Martinez (Chief Operating Officer, Port Division).

(e) Employment Agreements. Employment Agreements with each Individual Seller providing for, among other things, for market compensation paid for similar responsibilities for similar companies and will include, among other things, change of control, termination and non compete and non-solicitation provisions, in substantially the forms attached hereto as Exhibit D shall have been executed and delivered by the Company to the Individual Sellers.

(f) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by each of the Sellers’ Representative, Navios, the Company and the Escrow Agent.

6.2. Additional Conditions to Obligations of Navios. The obligations of Navios to effect the Transaction are also subject to the following conditions, any and all of which may be waived in writing by Navios, in whole or in part, to the extent permitted by the applicable law:

(a) Representations and Warranties. The representations and warranties of the Sellers contained in Article II shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except for those (x) representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date, and Navios shall have received a certificate to such effect signed by the Sellers. In addition, Sellers have affirmed in writing prior to Closing the representations and warranties set forth in Annex A relating to Nauticler.

(b) Agreements and Covenants. The Sellers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. Navios shall have received a certificate to such effect signed by the Sellers.

(c) Third Party Consents. Navios shall have received evidence, in form and substance reasonably satisfactory to it, that those approvals of Governmental Authorities and other third parties described in Section 2.4(d) (or not described in Section 2.4(d) of the Sellers Disclosure Schedule but required to be so described) have been obtained, except where the failure to have been obtained, either individually or in the aggregate, has not had and could not reasonably be expected to result in a Horamar Material Adverse Effect.

(d) No Material Adverse Effect. From and after the date hereof, there shall not have occurred any event or occurrence and no circumstance shall exist which, alone or together with any one or more other events, occurrences or circumstances has had, is having or could reasonably be expected to result in a Horamar Material Adverse Effect.

(e) Opinion of Counsel. Navios and CNSA shall have received the opinion of Uruguayan, Panamanian, Argentinian and Paraguayan, counsel to the Sellers, dated the Closing Date, in the form and to the effect as Navios and CNSA may reasonably request.

(f) Delivery of Navios Company Shares. The Company shall deliver or cause to be delivered to Navios stock certificates representing the Navios Company Shares duly authorized in the name of Navios, against payment therefore as provided in Section 1.1.

(g) Documentation for Horamar Reorganization. Sellers shall have provided Navios with reasonable evidence that Nauticler and the Horamar Entities are structured as set forth on the Structure Chart as well as copy of all documentation required for perfecting the Horamar Reorganization (including, without limitation, originals or notarized copies of stock ledgers, stock certificates, notices of transfer of shares and marital consents).

(h) Marital Consent. Each of the Sellers provides the consent of his spouse to the consummation of the Horamar Reorganization and the Transaction, in form and substance satisfactory to Navios.

(i) A certificate, dated no less than three (3) Business Days prior to the Closing Date, issued by the Registro de Juicios Universales of the city of Buenos Aires, relating to the inexistence of insolvency or bankruptcy proceedings against the Sellers and the Horamar Entities incorporated in the city of Buenos Aires.

(j) A certificate, dated no less than three (3) Business Days prior to the Closing Date, issued by the Real Property Registry of the city of Buenos Aires, relating to the inexistence of restrictions or restraining orders (inhibiciones) with respect to the Sellers and the Horamar Entities incorporated in the city of Buenos Aires.

(k) Non-Competition Agreements in the form of Exhibit F hereto shall have been executed by each individual Seller and delivered to Navios.

(l) Delivery of certifications evidencing title held on the Nauticler or Horamar Entities’ vessels.

(m) A certificate, dated no less than three (3) Business Days prior to the Closing Date, issued by the Registro Personas Juridicas y Asociaciones of the Direccion General de los Registros Publicos of Paraguay, relating to the inexistence of insolvency or bankruptcy proceedings against the Individual Sellers and the Horamar Entities incorporated in Paraguay.

(n) A certificate, dated no less than three (3) Business Days prior to the Closing Date, issued by the Registro Público de Comercio of the Dirección General de los Registros Públicos of Paraguay, relating to the inexistence of restrictions or restraining orders (inhibiciones) with respect to the Individual Sellers and the Horamar Entities incorporated in Paraguay.

(o) Certificates of Uruguayan registries as to the Uruguayan entities.

6.3. Additional Conditions to Obligations of the Sellers. The obligation of the Sellers to effect the Transaction is also subject to the following conditions, any and all of which may be waived in writing by the Sellers, in whole or in part, to the extent permitted by the applicable law:

(a) Representations and Warranties. The representations and warranties of Navios contained Article III shall be true and correct in all material respects as of when made and on and as of the Closing Date, except for those (x) representations and warranties that are qualified by materiality, which representations and warranties shall be true and correct in all respects and (y) representations and warranties which address matters only as of a particular date, which representations and warranties shall be true and correct on and as of such particular date, with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of Navios.

(b) Agreements and Covenants. Navios shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except for any failure to perform or comply with such agreements and covenants which would not, individually or in the aggregate, reasonably be expected to have a CNSA Material Adverse Effect, and the Sellers shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of Navios.

(c) Third Party Consents. The Sellers shall have received evidence, in form and substance reasonably satisfactory to it, that those Approvals of Governmental Authorities and other third parties described in Section 3.4 (d) (or not described in Section 3.4 (d) but required to be so described) have been obtained, except where the failure to have been so obtained, either individually or in the aggregate, could not reasonably be expected to result in a CNSA Material Adverse Effect.

(d) No Material Adverse Effect. From and including the date hereof, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a CNSA Material Adverse Effect.

(e) Opinion of Counsel. The Sellers shall have received opinions of, counsel to Navios, dated the Closing Date, in the form and to the effect as the Company may reasonably request.

(f) Registration Rights Agreement. The Registration Rights Agreement, in substantially the form of Exhibit Ehereto, shall have been executed and delivered by each of the Sellers and the Company.

(g) Delivery of Sellers’ Company Shares. The Company shall deliver or cause to be delivered to each Seller stock certificates representing the Sellers’ Company Shares duly authorized in the name of appropriate Seller against payment therefore as provided in Section 1.1.

(h) Horamar Reorganization. Except for those items which are the responsibility of a Seller, Sellers shall have received all documentation required for perfecting the Horamar Reorganization (including, without limitation, originals or notarized copies of stock ledgers, stock certificates, notices of transfer of shares and marital consents).

(i) CNSA Agreements: Sellers shall have received a certificate from Navios at Closing that there are no agreements between Navios and CNSA, including intercompany loans and advances.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1. Termination. This Agreement may be terminated and the Transaction and other transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a) by mutual written consent of the Parties;

(b) by either Navios or the Sellers if the Transaction shall not have been consummated on or before January 15, 2008; provided, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to a Party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Transaction to have been consummated on or before such date;

(c) by either Navios or the Sellers, if a Governmental Authority shall have issued an order or taken any other action, in each case, which has become final and non-appealable and which restrains, enjoins or otherwise prohibits the Transaction;

(d) by Navios, if Navios is not in material breach of its obligations under this Agreement, and if (i) at any time any of the representations and warranties of the Sellers herein are or become untrue or inaccurate such that Section 6.2(a) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 7.1(d)) or (ii) there has been a breach on the part of the Sellers of any of their covenants or agreements contained in this Agreement such that Section 6.2(b) will not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 7.1(d)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within fifteen (15) days after notice thereof to the Sellers; or

(e) by the Sellers, if they are not in material breach of their obligations under this Agreement, and if (i) at any time the representations and warranties of Navios herein become untrue or inaccurate such that Section 6.3(a) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 7.1(e)), or (ii) there has been a breach on the part of Navios of any of its covenants or agreements contained in this Agreement such that Section 6.3(b) would not be satisfied (treating such time as if it were the Closing Date for purposes of this Section 7.1(e)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within fifteen (15) days after notice thereof to Navios.

7.2. Effect of Termination. Except as provided in this Section 7.2, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement (other than this Section 7.2 and Sections 5.1(b), 5.4, 7.3 and Article IX, each of which shall survive such termination) will forthwith become void, and there will be no liability on the part of Navios or the Sellers or any of their respective officers or directors to the other and all rights and obligations of any Party will cease, except that nothing herein will relieve any Party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

7.3. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the Transaction is consummated. Fees and expenses of the Horamar Reorganization shall be borne by the Sellers.

7.4. Amendment. This Agreement may be amended by the Parties at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by all of the Parties.

7.5. Waiver. At any time prior to the Closing Date, any Party may extend the time for the performance of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument signed by the Party to be bound thereby.

ARTICLE VIII

INDEMNIFICATION

8.1. Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of Navios and the Sellers contained in or made pursuant to this Agreement shall survive the Closing for a period of 18 months from the Closing Date; provided, however, the warranties, representations and covenants contained in Sections 2.1, 2.3, 2.4, 3.1, 3.3 and 3.4 shall survive indefinitely; provided further, however, that the warranties, representations and covenants contained in Sections 2.16, 2.17, 3.16 and 3.17 shall survive the running of the statute of limitations.

8.2. Indemnification by the Sellers. Subject to the limitations set forth in this Article VIII below, the Individual Sellers, jointly and severally among themselves and the Corporate Seller severally on a 7%/93% basis, shall indemnify, defend and hold harmless Navios, promptly upon demand at any time and from time to time, against any and all losses, liabilities, claims, actions, damages and expenses (including without limitation, reasonable attorneys’ fees and disbursements) (collectively, “Losses”), arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by the Sellers in this Agreement; or (ii) any breach or non-fulfillment of any covenant or agreement made by the Sellers in this Agreement

8.3. Indemnification by Navios. Navios shall indemnify, defend and hold harmless the Sellers and the Company, promptly upon demand at any time and from time to time, against any and all Losses arising out of or in connection with any of the following: (i) any misrepresentation or breach of any warranty made by Navios in this Agreement; or (ii) any breach or nonfulfillment of any covenant or agreement made by Navios in this Agreement.

8.4. Limitations; Procedure. Notwithstanding the foregoing,

(a) The indemnification provided for in Sections 8.1, 8.2 or 8.3 above shall not be required unless and until, at the time of any such determination, the total amount of Losses otherwise subject to indemnification under such section exceeds $500,000 (the “Basket”), in which event the indemnified party or parties will be entitled to indemnification for the amounts of their Losses exceeding the Basket;

(b) Except for indemnification for any amount with respect to breaches of the last paragraph of Section 2.5, and the covenant set forth in Section 5.7 in no event shall a Seller be liable for indemnification in amounts in excess of an aggregate of $20,000,000 and in no event shall Navios be liable for indemnification in amounts in the aggregate in excess of $7,500,000, unless the breach relates to (i) tax matters of Nauticler and/or the Horamar Entities, in which case Sellers may be liable for an additional $10,000,000 (in addition to the $20,000,000 amount referenced above) to indemnify Navios for Losses relating to such matters, and/or (ii) environmental matters, or ownership of the interests in the stock or other ownership interests of Nauticler or the Horamar Entities on the one hand, or CNSA, on the other, in which case the maximum indemnification shall be $127,000,000 in the case of Sellers and $25,000,000 in the case of Navios provided that any indemnity for breach of the covenant set forth in Section 5.7. shall not be deducted from the above referred to indemnity caps;

(c) THE PARTIES ACKNOWLEDGE AND AGREE THAT NO PAYMENT SHALL BE MADE OF ANY PUNITIVE, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING OUT OF ANY CLAIMS UNDER OR RELATING TO THIS AGREEMENT;

(d) An indemnified party shall promptly, and in any event within 5 days, give written notice to the indemnifying party the indemnified party has knowledge that any legal proceeding has been instituted or any claim has been asserted or, in the case of any regulatory matter (including tax) a regulatory authority has given notice, formal or informal, oral or written, it intends to conduct a review of any matter, in respect of which indemnification may be sought under the provisions of Sections 8.1, 8.2 or 8.3. If the indemnifying party, within 30 days after the indemnified party has given such notice (or within such shorter period of time as an answer or other responsive motion may be required), shall have acknowledged in writing his or its obligation to indemnify, then the indemnifying party shall have the right to control the defense of such claim, or regulatory review and the indemnifying party shall not settle or compromise such claim or legal proceeding, or matters arising in the course of any regulatory review without the written consent of the indemnified party. The indemnified party may in any event participate in any such defense with his or its own counsel and at his or its own expense; and

(e) The indemnified party shall be kept fully informed by the indemnifying party of such legal proceeding, claim or regulatory review at all stages thereof, whether or not he or it is represented by counsel. The indemnifying party shall, at the indemnifying party’s expense, make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such legal proceeding, claims or regulatory review and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

ARTICLE IX

GENERAL PROVISIONS

9.1. Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by internationally-recognized overnight courier or by electronic mail, with a copy thereof to be delivered by internationally-recognized overnight courier (as aforesaid) within 24 hours of such electronic mail, or by facsimile, with confirmation as provided above addressed as follows:

(a)	If to Navios:

NAVIOS CORPORATION

85, Akti Miaouli Street,

185 38 Piraeus / Greece

Facsimile: +302104531984

E-Mail:vpapaefthymiou@navios.com

Attention:Vasiliki Papaefthymiou

With copies to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Facsimile: (212) 983-3115

E-Mail: krkoch@mintz.com

Attention: Kenneth R. Koch, Esq.

(b)	If to the Sellers:

Compania Naviera Horamar S.A.

Av. Santa Fe 846 2° Piso

Buenos Aires, Argentina

Facsimile: 54-11-4313-0987

E-Mail: cpl@horamar.com.ar/cal@horamar.com.ar

Attention: Claudio Pablo Lopez/Carlos Augusto Lopez

With a copy to:

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, NY, 10112

Facsimile:212-333-1555

E-Mail:amiller@chadbourne.com/tnavia@chadbourne.com

Attention: J. Allen Miller/Talbert I. Navia

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of internationally-recognized overnight courier, on the third Business Day after the date when sent and (c) in the case of facsimile transmission or electronic mail, upon confirmed receipt.

9.2. Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.4. Entire Agreement. This Agreement (including all exhibits and schedules hereto and thereto), and other documents and instruments delivered in connection herewith constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the Parties with respect to the subject matter hereof.

9.5. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

9.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.7. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

9.8. Governing Law; Dispute Resolution. This Agreement and the rights and duties of the Parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to conflict of laws principles. Any dispute, controversy or claim between the Sellers and Navios which arises out of or relates to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association - Commercial Division. The arbitration proceedings shall be held in New York, New York.

9.9. Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Navios, the Company and the Sellers have duly executed this Agreement as of the date first written above.

NAVIOS SOUTH AMERICAN LOGISTICS INC.
By:	/s/ Angeliki Frangou
Name: Angeliki Frangou Title: Chairman

SELLERS:
/s/ Claudio Pablo Lopez
Claudio Pablo Lopez
/s/ Carlos Augusto Lopez
Carlos Augusto Lopez
/s/ Horacio Enrique Lopez
Horacio Enrique Lopez
/s/ Horacio Alfredo Lopez
Horacio Alfredo Lopez

JANDICK S.A.
By:	/s/ Claudio Pablo Lopez
Name: Claudio Pablo Lopez Title: Chief Executive Officer

NAVIOS:
NAVIOS CORPORATION
By:	/s/ Angeliki Frangou
Name: Angeliki Frangou Title: Chief Executive Officer